Exhibit 5.1

Samuel M. Livermore

+1 415 693 2113

slivermore@cooley.com

September 6, 2019

Nanometrics Incorporated

1550 Buckeye Drive

Milpitas, CA 95035

Ladies and Gentlemen:

We have represented Nanometrics Incorporated, a Delaware corporation (the “Company”), in connection with a registration statement on Form S-4 (File No. 333-233304) (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of the issuance and sale of up to 25,714,387 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, in connection with the merger (the “Merger”) of PV Equipment Inc., a Delaware corporation, and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Rudolph Technologies, Inc., a Delaware corporation (“Rudolph”), with Rudolph surviving the Merger as a wholly owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger, dated as of June 23, 2019, by and among the Company, Merger Sub, and Rudolph (the “Merger Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Merger Agreement, the Company’s Certificate of Incorporation and Bylaws, as amended, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due authorization, execution and delivery of documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares the Company’s Certificate of Incorporation will have been amended and restated to increase the authorized shares of common stock of the Company as described in the Registration Statement, that all approvals for the issuance of the Shares referred to in the Registration Statement have been obtained and that no shares of capital stock of the Company are issued or commitments to issue capital stock made by the Company prior to consummation of the Merger, except as expressly permitted by the Merger Agreement.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when the Registration Statement has been declared effective and the Shares have been issued and paid for in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

Cooley LLP 101 California Street 5th Floor San Francisco, CA 94111-5800

t: (415) 693-2000 f: (415) 693-2222 cooley.com

Nanometrics Incorporated

September 6, 2019

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Sincerely,

Cooley LLP

By:	/s/ Samuel M. Livermore
Samuel M. Livermore

Cooley LLP 101 California Street 5th Floor San Francisco, CA 94111-5800

t: (415) 693-2000 f: (415) 693-2222 cooley.com